                                                                     Exhibit 4.1

                                RIGHTS AGREEMENT


                          dated as of February 17, 2003


                                 by and between


                            COMPEX TECHNOLOGIES, INC.


                                       and


                         REGISTRAR AND TRANSFER COMPANY


                                 as Rights Agent

                                TABLE OF CONTENTS

                                                                            Page
                                                                             No.
                                                                             ---
Section 1.  Certain Definitions .........................................      1

Section 2.  Appointment of Rights Agent .................................      5

Section 3.  Issuance of Right Certificates ..............................      5

Section 4.  Form of Right Certificates ..................................      7

Section 5.  Countersignature and Registration ...........................      8

Section 6.  Transfer, Split Up, Combination and Exchange of Right
            Certificates; Mutilated, Destroyed, Lost or Stolen Right
            Certificates ................................................      8

Section 7.  Exercise of Rights ..........................................      9

Section 8.  Cancellation and Destruction of Right Certificates ..........     11

Section 9.  Reservation and Availability of Capital Stock ...............     11

Section 10. Securities Record Date ......................................     12

Section 11. Adjustment of Exercise Price, Number of Shares Issuable Upon
            Exercise of Rights or Number of Rights ......................     12

Section 12. Certificate of Adjusted Exercise Price or Number of Shares
            Issuable Upon Exercise of Rights ............................     17

Section 13. Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power ...............................................     18

Section 14. Fractional Rights and Fractional Shares .....................     20

Section 15. Rights of Action ............................................     21

Section 16. Agreement of Right Holders ..................................     21

Section 17. Right Holder and Right Certificate Holder Not Deemed a
            Shareholder .................................................     22

Section 18. Concerning the Rights Agent .................................     22

Section 19. Merger or Consolidation or Change of Name of Rights Agent ...     23

Section 20. Duties of Rights Agent ......................................     23

Section 21. Change of Rights Agent ......................................     26

Section 22. Issuance of New Right Certificates ..........................     27

Section 23. Redemption of Rights ........................................     27

Section 24. Exchange of Rights ..........................................     28

Section 25. Notice of Certain Events ....................................     29

Section 26. Notices .....................................................     29

Section 27. Supplements and Amendments ..................................     30

Section 28. Certain Covenants ...........................................     30

Section 29. Successors ..................................................     31

Section 30. Benefits of this Agreement ..................................     31

Section 31. Severability ................................................     31

Section 32. Governing Law ...............................................     31

Section 33. Counterparts ................................................     31

Section 34. Descriptive Headings ........................................     31

Section 35. Determination and Actions by the Board of Directors .........     31


                                TABLE OF EXHIBITS

Exhibit A--Form of Right Certificate

                                RIGHTS AGREEMENT

      THIS RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 17th day of February 2003 by and between Compex Technologies, Inc., a Minnesota corporation (the "Company"), and Registrar and Transfer Company as rights agent (the "Rights Agent").

      WHEREAS, the Board of Directors of the Company (the "Board of Directors") has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding as of the Close of Business on February 28, 2003 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions set forth herein, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined).

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

      SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

      "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

      "Acquiring Person" shall mean any Person that Beneficially Owns 15% or more of the Voting Shares of the Company then outstanding; provided, however, that the term "Acquiring Person" shall not include: (i) an Exempt Person; (ii) any Person that would not otherwise be an Acquiring Person but for a reduction in the number of outstanding Voting Shares resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof; provided, however, that the term "Acquiring Person" shall include such Person described in this subclause (ii) from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding; (iii) any Person that would not otherwise be an Acquiring Person but for its Beneficial Ownership of Rights; or
(iv) any Person that is the Beneficial Owner of 15% or more of the outstanding Voting Shares of the Company solely as the result of the operation of clause
(iv) of the definition of "Beneficial Owner" if and during such period as the Board of Directors shall have determined that the operation of such clause should be waived in the best interests of the Company and its shareholders; provided, however, that any determination pursuant to this clause (iv) shall have been made prior to any change in the composition of the Board of Directors following the date that such Person shall have become the Beneficial Owner of such Voting Shares if such change in composition involved the election of two or more new members of the Board of Directors. In calculating the percentage of the outstanding Voting

Shares that are Beneficially Owned by a Person for purposes of this definition, Voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and Voting Shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights, warrants or options shall not be deemed outstanding. Any determination made by the Board of Directors of the Company as to whether any Person is or is not an Acquiring Person shall be conclusive and binding upon all holders of Rights.

      "Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person containing the facts by virtue of which a Person has become an Acquiring Person.

      A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" any securities:

      (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 promulgated under the Exchange Act, in each case as in effect on the date hereof;

      (ii) that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights (other than these Rights), rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

      (iii) that such Person or any such Person's Affiliates or Associates has the right to vote, whether alone or in concert with others, pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given to such Person or any of such Person's Affiliates or Associates in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations promulgated under the Exchange Act, and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

      (iv) that are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to clause (iii) of this definition of "Beneficial Owner") or disposing of any securities of the Company; and

      (v) that, on any day on or after the Distribution Date, evidence Rights that prior to such date were represented by certificates for Common Shares that such Person Beneficially Owns on such day.

      Notwithstanding anything to the contrary in this Section, a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New Jersey are authorized or obligated by law or executive order to close.

      "Certificate of Designation" shall mean the certificate of designation of preferences designating the rights, preferences and privileges of the Preferred Shares in accordance with the Minnesota Business Corporations Act.

      "Close of Business" on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., Eastern time, on the next succeeding Business Day.

      "Closing Price" of a stock or other security on any day shall be the last sale price, regular way, per share of such stock or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such stock or other security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such stock or other security is listed or admitted to trading or, if such stock or other security is not listed or admitted to trading on any national securities exchange, the last sale price of such security reported on the Nasdaq National Market, or if not qualified for trading on the Nasdaq National Market, the quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq Small Cap or OTC Bulletin Board or such other system then in use or, if on any such date such stock or other security is not quoted by any such organization, the average of the closing bid and asked prices as determined in good faith by the Board of Directors of the Company.

      "Common Share" shall mean one share of the Common Stock of the Company, $0.10 par value per share, unless used with reference to a Person other than the Company, in which case it shall mean one share of each class of stock of such Person having the right to vote generally in the election of directors or, if such Person is a Subsidiary of another Person, one Common Share of the Person that ultimately controls such Person.

      "Common Share Equivalent" shall have the meaning ascribed to it in Section 11(a)(iii) hereof.

      "Current Market Price" per share of a stock or unit of any other security on any date shall mean the average of the daily Closing Prices of such stock or other security for the 30 consecutive Trading Days through and including the Trading Day immediately preceding the date in question; provided, however, that if any event shall have caused the Closing Price on any Trading Day during such 30-day period not to be fully comparable with the Closing Price on the date in question (or, if no Closing Price is available on the date in question, on the Trading Day immediately preceding the date in question), then each such non-comparable Closing Price so used shall be appropriately adjusted by the Board of Directors in order to make the Closing Price on each Trading Day during the period used for the determination of the Current Market Price fully comparable with the Closing Price on such date in question (or, if applicable, the immediately preceding Trading Day). "Current Market Price" per share of any stock or unit of such other security that is not publicly held or so listed or traded, and "Current Market Price" of any other property, shall mean the fair value per share of such stock or unit of such other security, or the fair value of such other property, respectively, as determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine appropriate, which determination shall be described in a statement filed by the Company with the Rights Agent.

      "Distribution Date" shall have the meaning ascribed to it in Section 3 hereof.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exempt Person" shall mean (i) any wholly-owned Subsidiary of the Company,
(ii) any employee benefit plan of the Company or of a Subsidiary of the Company, and (iii) any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan.

      "Exercise Price" shall have the meaning ascribed to it in Section 7(c) hereof.

      "Expiration Date" shall mean February 17, 2013.

      "Person" shall mean any individual, firm, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, group (as such term is used in Rule 13d-5 promulgated under the Exchange Act as in effect on the date hereof) or other entity, and shall include any successor (by merger or otherwise) of such entity.

      "Preferred Share" shall mean one share of the Series A Preferred Stock, no par value per share, of the Company, which shall have the rights, preferences and privileges set forth in the Certificate of Designation for the Preferred Shares.

      "Preferred Share Equivalents" shall have the meaning ascribed to it in
Section 11(b) hereof.

      "Record Date" shall have the meaning ascribed to it in the recitals hereto.

      "Redemption Date" shall mean the date of the action of the Board of Directors of the Company authorizing and directing the redemption of the Rights pursuant to Section 23(a) hereof or the exchange of the Rights pursuant to
Section 24(a) hereof.

      "Redemption Price" shall have the meaning ascribed to it in Section 23(a) hereof.

      "Right Certificate", as that term is used with respect to any period prior to the Distribution Date, shall have the meaning ascribed to it in Section 3(b) hereof, and, as that term is used with respect to any period on or after the Distribution Date, shall have the meaning ascribed to it in Section 3(c) hereof.

      "Rights Expiration Date" shall mean the Expiration Date, except if there has been a Distribution Date, then it shall mean the tenth anniversary of the Distribution Date.

      "Section 11(a)(ii) Event" shall have the meaning ascribed to it in Section 11(a)(ii) hereof.

      "Section 13(a) Event" shall have the meaning ascribed to it in Section 13(a) hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Subsidiary" of any Person shall mean any corporation or other Person of which equity securities or equity interests representing a majority of the voting power are owned, directly or indirectly, or which is effectively controlled, by such Person.

      "Surviving Person" shall have the meaning ascribed to it in Section 13(a) hereof.

      "Trading Day" shall mean, as to any stock or other security, a day on which the principal national securities exchange on which such stock or other security is listed or admitted to trading is open for the transaction of business or, if such stock or other security is not listed or admitted to trading on any national securities exchange, a Business Day.

      "Voting Share" shall mean (i) a Common Share of the Company and (ii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. References in this Agreement to a percentage or portion of the outstanding Voting Shares shall be deemed a reference to the percentage or portion of the total votes entitled to be cast by the holders of the outstanding Voting Shares.

      SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

      SECTION 3. ISSUANCE OF RIGHT CERTIFICATES.

            (a) "Distribution Date" shall mean the date, after the date hereof, that is the earliest of (i) the tenth Business Day (or such later day as shall be designated by the Board of Directors of the Company) following the date of the commencement of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender offer or exchange offer, the consummation of which would cause any Person to become an Acquiring Person, (ii) the date of the first Section 11(a)(ii) Event or (iii) the date of the first Section 13(a) Event.

            (b) Until the Distribution Date, (i) the Rights shall be represented by certificates for Common Shares (all of which certificates for Common Shares shall be deemed to be Right Certificates) and not by separate Right Certificates, (ii) the record holder of the Common Shares represented by each of such certificates shall be the record holder of the Rights represented thereby and (iii) the Rights shall be transferable only in connection with the transfer of the Common Shares representing the corresponding Rights. Until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the surrender for transfer of such certificates for Common Shares shall also constitute the surrender for transfer of the corresponding Rights represented thereby.

            (c) As soon as practicable on or after the Distribution Date, the Company shall promptly notify the Rights Agent in writing of the occurrence of the Distribution Date and provide the Rights Agent with the names and addresses of all record holders of Common Shares (together with all other necessary information), and after such notification by the Company, the Rights Agent shall send to each record holder of Common Shares as of the Close of Business on the Distribution Date a Right Certificate substantially in the form of Exhibit A hereto representing one Right for each Common Share held. Such Right Certificates shall be sent at the Company's expense by first-class mail, postage prepaid to the address of each such record holder shown on the records of the Company. From and after the Distribution Date, the Rights shall be represented solely by such Right Certificates and may only be transferred by the transfer of such Right Certificates and the holders of such Right Certificates (as listed in the records of the Company or any transfer agent or registrar for such Rights) shall be the record holders of such Rights.

            (d) Certificates for Common Shares issued at any time after the Record Date and prior to the earliest of (i) the Distribution Date, (ii) the Redemption Date or (iii) the Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of February 17, 2003 by and between Compex Technologies, Inc. and Registrar and Transfer Company, as Rights Agent (the "Rights Agreement"), as amended to date, the terms and conditions of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Compex Technologies, Inc. Under certain circumstances specified in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain Persons may become null and void. Compex

      Technologies, Inc. will mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor. As described in the Rights Agreement, Rights Beneficially Owned by any Person who becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such capitalized terms are defined in the Rights Agreement) shall become null and void.

            (e) Certificates for Common Shares issued at any time on or after the Distribution Date and prior to the earlier of the Redemption Date or the Rights Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

            This certificate does not represent any Right issued pursuant to the terms of a Rights Agreement dated as of February 17, 2003 by and between Compex Technologies, Inc. and Registrar and Transfer Company, as Rights Agent.

            (f) In the event that at any time on or after the earlier of (i) the date of the first Section 11(a)(ii) Event or (ii) the date of the first Section 13(a) Event and prior to the earlier (x) of the Redemption Date or (y) the Rights Expiration Date, the Company shall issue any Common Shares pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been issued or granted prior to the earlier of (A) the date of the first Section 11(a)(ii) Event or (B) the date of the first Section 13(a) Event, then, unless the Board of Directors of the Company shall have provided otherwise at the time of the issuance or grant of such conversion rights, exchange rights, rights (other than Rights), warrants or options, the Rights Agent shall, as soon as practicable after the date of such event and after written notice from the Company of such event, send a Right Certificate substantially in the form of Exhibit A hereto representing one Right for each Common Share so issued by first-class, postage-prepaid mail to the record holder of such Common Shares at the address of such holder as shown on the records of the Company.

            (g) Notwithstanding the foregoing provisions of this Section 3, the Rights Agent shall not send any Right Certificate to any Acquiring Person or any of its Affiliates or Associates or to any Person if the Rights held by such Person are Beneficially Owned by an Acquiring Person or any of its Affiliates or Associates. Any determination made by the Board of Directors of the Company as to whether any Common Shares are or were Beneficially Owned at any time by an Acquiring Person or an Affiliate or Associate of an Acquiring Person shall be conclusive and binding upon all holders of Rights.

      SECTION 4. FORM OF RIGHT CERTIFICATES. The Right Certificates and the form of assignment, including certificate, and the form of election to purchase, including certificate, printed on the reverse thereof, when, as and if issued, shall be substantially the same as Exhibit A hereto. Such instruments and documents may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (provided that such marks, legends, summaries and endorsements do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange upon which the Rights or the securities of the Company issuable upon exercise of the Rights may from time to time be listed, or to conform to usage. Subject to
Section 22 hereof, Right Certificates, whenever issued, that are issued in respect of Common Shares that were issued and outstanding as of the Close of Business on the Distribution Date, shall be dated as of the Distribution Date.

      SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

            (a) The Right Certificates shall be executed on behalf of the Company by any of its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and may have affixed thereto the Company's seal or a facsimile thereof attested to by its Secretary or any Assistant Secretary, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be an officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who is a proper officer of the Company to sign such Right Certificate as of the actual date of such execution, even though such person was not a proper officer at the date of the execution of this Agreement.

            (b) Following the Distribution Date and receipt by the Rights Agent of all relevant information not in the Rights Agent's control or possession, the Rights Agent shall keep or cause to be kept at its offices designated for such purpose pursuant to Section 26 books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of Right Certificates, the number of Rights represented on its face by each Right Certificate and the date of each Right Certificate.

      SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

            (a) Subject to the provisions of Sections 6(c), 7(d) and 14 hereof, at any time after the Close of Business on the Distribution Date, and so long as the Rights represented thereby remain outstanding, any one or more Right Certificates may be transferred, split-up, combined or exchanged for one or more Right Certificates representing the same aggregate number of Rights as the Right Certificates surrendered. Any registered holder desiring to transfer, split up, combine or exchange one or more Right Certificates shall deliver such request in writing to the Rights Agent, and shall surrender the Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose with the form of assignment, including certificate, on the reverse side thereof completed and duly executed, with signature guaranteed. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto one or more Right Certificates, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this
Section 6 or any other similar provision of this Agreement unless and until it is reasonably satisfied that all such taxes and/or governmental charges have been paid in full.

            (b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of such Right Certificate if mutilated, the Company shall issue and deliver to the Rights Agent for delivery to the record holder of such Right Certificate a new Right Certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Right Certificate.

            (c) Notwithstanding anything to the contrary in this Section 6, the Rights Agent shall not countersign and deliver a Right Certificate to any Person if such Right Certificate represents, or would represent when held by such Person, Rights that had become or would become null and void pursuant to Section 7(d) hereof.

      SECTION 7. EXERCISE OF RIGHTS.

            (a) Until the Distribution Date, no Right may be exercised.

            (b) Subject to Section 7(d) and (g) hereof and the other provisions of this Agreement, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date, the registered holder of any Right Certificate may exercise the Rights represented thereby in whole or in part upon surrender of such Right Certificate, with the form of election to purchase, including certificate, on the reverse side thereof completed and duly executed, with signature guaranteed, to the Rights Agent at the office of the Rights Agent set forth in Section 26, together with payment of the Exercise Price for each Right exercised. Upon the exercise of an exercisable Right and payment of the Exercise Price in accordance with the provisions of this Agreement, the holder of such Right shall be entitled to receive, subject to adjustment as provided herein, one one-hundredth of a Preferred Share (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or other securities).

            (c) The "Exercise Price" for the exercise of each Right shall initially be $20.00 and shall be payable in lawful money of the United States of America in accordance with Section 7(f) hereof. The Exercise Price and the number of Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or other securities) to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 7(e), 11 and 13 hereof and the other provisions of this Agreement.

            (d) Notwithstanding anything in this Agreement to the contrary, from and after the earlier of (i) the date of the first Section 11(a)(ii) Event and
(ii) the date of the first Section 13(a) Event, any Rights that are or were Beneficially Owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person at any time on or after the Distribution Date shall be null and void, and for all purposes of this Agreement such Rights shall thereafter be deemed not to be outstanding, and any holder of such Rights (whether or not such holder is an Acquiring Person or an Affiliate or Associate of an Acquiring Person) shall thereafter have no right to exercise such Rights.

            (e) Prior to the Distribution Date, if the Board of Directors of the Company shall have determined that such action adequately protects the interests of the holders of Rights, the Company may, in its discretion, substitute for all or any portion of the Preferred Shares that would otherwise be issuable after the Close of Business on the Distribution Date and upon the exercise of each Right and payment of the Exercise Price: (i) cash, (ii) other equity securities of the Company, (iii) debt securities of the Company, (iv) other property or (v) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Preferred Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 7(e), such action shall apply uniformly to all outstanding Rights.

            (f) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase, including certificate, properly completed and duly executed, with signature guaranteed, accompanied by payment of the Exercise Price for each Right to be exercised and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from the transfer agent of the Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or securities) certificates for the number of Preferred Shares or such other securities) to be purchased, and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests, and/or, as provided in Section 14 hereof, requisition from the depositary agent described therein depositary receipts representing such number of one-hundredths of a Preferred Share or such other securities as are to be purchased (in which case certificates for the Preferred Shares or such other securities represented by such receipts shall be deposited by the transfer agent with such depositary agent), and the Company hereby directs such depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares or such other securities in accordance with Section 14 hereof, (iii) after receipt of such certificates, depositary receipts or cash, cause the same to be delivered to or upon the order of the registered holder, of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Agreement, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate.

            (g) Notwithstanding the foregoing provisions of this Section 7, the exercisability of the Rights shall be suspended for such period as shall reasonably be necessary for the Company to register and qualify the Preferred Shares and/or Common Shares or other securities to be issued pursuant to the exercise of the Rights under the Securities Act and any applicable securities law of any jurisdiction; provided, however, that nothing contained in this
Section 7 shall relieve the Company of its obligations under Section 9(c) hereof.

            (h) In case the registered holder of any Right Certificate shall exercise less than all of the Rights represented thereby, a new Right Certificate representing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

            (i) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action whatsoever with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7, unless the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been duly completed and signed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall request.

            (j) Neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company's failure to make any determination under this Section 7 or any other section with respect to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

      SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall (i) if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or (ii) if surrendered to the Rights Agent, shall be canceled by the Rights Agent, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent promptly shall cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise of such Right Certificate. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

      SECTION 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

            (a) Subject to Sections 7(e) and 9(f) hereof, the Company shall cause to be reserved and kept available out of its authorized and unissued equity securities the number of such equity securities that will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

            (b) In the event that any securities issuable upon exercise of the Rights are listed on any national securities exchange, the Company shall use its best efforts, from and after such time as the Rights become exercisable, to cause all such securities issued or reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

            (c) If necessary to permit the issuance of securities upon exercise of the Rights, the Company shall use its best efforts, from and after the Distribution Date, to register and qualify such securities under the Securities Act, the Exchange Act and any other applicable securities laws and to keep such registration effective until the earlier of the Redemption Date or the Rights Expiration Date.

            (d) The Company shall take all such action as may be necessary to ensure that all securities delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable securities.

            (e) The Company shall pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any securities upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of a certificate for securities in respect of a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise, or to issue or deliver any certificate for securities upon the exercise of any Right until any such tax or charge shall have been paid (such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

            (f) With respect to the Common Shares and/or other securities issuable pursuant to Section 11(a)(ii) and (iii) hereof, the foregoing covenants shall be applicable only upon and following the occurrence of a Section 11(a)(ii) Event.

      SECTION 10. SECURITIES RECORD DATE. Each Person in whose name any certificate for securities of the Company is issued upon the exercise of Rights shall be deemed to have become the holder of record of the securities represented thereby for all purposes on, and such certificate shall be dated, the date upon which the Right Certificate representing such Rights was duly surrendered and payment of the Exercise Price (and any applicable taxes and governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the securities transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the securities transfer books of the Company are open.

      SECTION 11. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF SHARES ISSUABLE UPON EXERCISE OF RIGHTS OR NUMBER OF RIGHTS. The Exercise Price, the number and kind of securities that may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a) (i) In the event that the Company shall at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date (A) declare or pay any dividend on the Preferred Shares payable in Preferred Shares or Voting Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue Preferred Shares or other securities of the Company (other than those issuances for which an adjustment is required under Section 11(b) hereof) in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or in a reorganization of the Company, then, and upon each such event, the number and kind of Preferred Shares or other securities issuable upon the exercise of a Right on the date of such event shall be proportionately adjusted so that the holder of any Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Exercise Price, the aggregate number and kind of Preferred Shares or other securities or other property, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when such Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required under Section 11(a)(ii) hereof.

            (ii) In the event that an Acquisition Date shall have occurred and neither the Redemption Date nor the Expiration Date shall have occurred prior to the tenth Business Day following such Acquisition Date (a "Section 11(a)(ii) Event"), then, and upon each such Section 11(a)(ii) Event, proper provision shall be made so that, except as provided in
      Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, the number of Common Shares of the Company as equals the result obtained by
      (A) multiplying the then current Exercise Price by the then number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such Section 11(a)(ii) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share for which a Right would have been exercisable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event), and (B) dividing that product by 50% of the Current Market Price of a Common Share on the date of occurrence of the relevant Section 11(a)(ii) Event (such number of shares being hereinafter referred to as the "Adjustment Shares"). Successive adjustments shall be made pursuant to this paragraph each time a Section 11(a)(ii) Event occurs.

            (iii) In the event that on the date of a Section 11(a)(ii) Event the aggregate number of Common Shares that are authorized by the Company's Certificate of Incorporation, as amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is less than the aggregate number of Adjustment Shares thereafter issuable upon the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof (the excess of such number of Adjustment Shares over and above such number of Common Shares being hereinafter referred to as the "Unavailable Adjustment Shares"), then, and upon each such event, the Company shall substitute for the pro rata portion of the Unavailable Adjustment Shares that would otherwise be issuable thereafter upon the exercise of each Right and payment of the Exercise Price (A) cash, (B) other equity securities of the Company (including, without limitation, shares of preferred stock of the Company or units of such shares having the same Current

      Market Price as one Common Share (a "Common Share Equivalent")), (C) debt securities of the Company, (D) other property or (E) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Unavailable Adjustment Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 11(a)(iii), such action shall apply uniformly to all outstanding Rights.

            (b) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date, fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling such holders initially to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("Preferred Share Equivalents")) or securities convertible into Preferred Shares or Preferred Share Equivalents, at a price per Preferred Share or Preferred Share Equivalent (or having a conversion price per share, if a security convertible into Preferred Shares or Preferred Share Equivalents) less than the Current Market Price per Preferred Share on such record date, then, and upon each such event, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the sum of the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or Preferred Share Equivalents to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such Current Market Price, and the denominator of which shall be equal to the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Preferred Share Equivalents to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible); provided, however, that if such rights, options or warrants are not exercisable immediately upon issuance but become exercisable only upon the occurrence of a specified event or the passage of a specified period of time, then the adjustment to the Exercise Price shall be made and become effective only upon the occurrence of such event or such passage of time, and such adjustment shall be made as if the record date for the issuance of such rights, options or warrants had been the Business Day immediately preceding the date upon which such rights, options or warrants became exercisable. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment to the Exercise Price shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

            (c) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Rights Expiration Date, fix a record date for the making of a distribution of assets to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation, other than a distribution for which an adjustment is required under Section 11(a)(i) or (b) hereof or a regular quarterly cash dividend), then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the excess of the Current Market Price per

Preferred Share on such record date over and above the fair market value of the portion of the securities or assets to be so distributed with respect to one Preferred Share, and the denominator of which shall be equal to such Current Market Price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

            (d) For the purpose of any computation under this Section 11, if the Preferred Shares are not publicly held or traded, the "Current Market Price" per Preferred Share conclusively shall be deemed to be the Current Market Price per Common Share multiplied by 100.

            (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the then current Exercise Price; provided, however, that any adjustments that are not required to be made by reason of this Section 11(e) shall be cumulated and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be.

            (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right shall be entitled to receive any securities of the Company other than Preferred Shares upon exercise of such Right, and if an event occurs in respect of such securities that, if it were to occur in respect of Preferred Shares, would require an adjustment under this Section 11 in respect of Preferred Shares, then the number of such other securities so receivable upon exercise of each Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Shares contained in this Section 11, and the other provisions of this Agreement with respect to Preferred Shares shall apply on like terms to any such other securities.

            (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall represent the right to purchase, at the adjusted Exercise Price, the number of one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            (h) Unless the Company shall have exercised its election as provided in Section 11(i) below, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter represent the right to purchase, at the adjusted Exercise Price, that number of one-hundredths of a Preferred Share (calculated to the nearest one-millionth of a Preferred Share) obtained by multiplying (i) the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately prior to such adjustment, and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

            (i) The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights instead of making any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth of a Right) obtained by dividing the Exercise Price in effect immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately after such adjustment of the Exercise Price. The Company shall promptly notify the Rights Agent in writing of any such election and shall make a public announcement of its election to adjust the number of Rights pursuant to this Section 11(i), indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if separate Right Certificates have been issued, it shall be at least ten days after the date of such public announcement. If separate Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause Right Certificates representing the additional Rights to which such holders are entitled as a result of such adjustment to be distributed, subject to Section 14 hereof, to holders of record of Right Certificates on such record date or, at the option of the Company, cause new Right Certificates representing all the Rights to which such holders are entitled after such adjustment to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of such adjustment, and upon surrender thereof if required by the Company. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

            (j) Irrespective of any adjustment or change in the Exercise Price or the number of one-hundredths of a Preferred Share issuable upon the exercise of one Right, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-hundredth of a Preferred Share and the number of Preferred Shares issuable upon the exercise of one Right that were expressed in the initial Right Certificates issued hereunder.

            (k) Before taking any action that would cause an adjustment reducing the Exercise Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the advice or opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a Preferred Share at such adjusted Exercise Price.

            (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent), until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the

Company shall deliver to such holder a due bill or other appropriate instrument representing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (m) Notwithstanding anything to the contrary in this Section 11, the Company shall be entitled to make such further adjustments in the number of one-hundredths of a Preferred Share that may be purchased upon exercise of one Right, and such further adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Company in its sole discretion shall determine to be advisable in order that any
(i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price thereof,
(iii) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

            (n) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event, (iii) the Redemption Date or (iv) the Rights Expiration Date, either (A) pay any dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and upon each such event, the Exercise Price to be in effect after such event shall be determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event. Successive adjustments shall be made pursuant to this Section 11(n) each time such a dividend is paid or such a subdivision, combination or reclassification is effected. If an event occurs that would require an adjustment under both this
Section 11(n) and Section 11(a)(ii) hereof, the adjustment provided for in this
Section 11(n) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

      SECTION 12. CERTIFICATE OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES ISSUABLE UPON EXERCISE OF RIGHTS. Whenever an adjustment is made as provided in
Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed, statement of the facts, methodology and computations giving rise to such adjustment, (b) file with the Rights Agent and with each transfer agent for the securities issuable upon exercise of the Rights a copy of such certificate and (c) mail a brief summary thereof to each holder of Rights in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or to give such notice shall not affect the validity or the force and effect of such adjustment. Any adjustment to be made pursuant to Sections 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully authorized and protected in relying on any such certificate and on any adjustment therein contained, and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have any duty with respect to or any knowledge of such an adjustment unless and until it shall have received such certificate.

      SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

            (a) In the event (a "Section 13(a) Event") that, at any time on or after the Acquisition Date and prior to the earlier of the Redemption Date or the Rights Expiration Date, (1) the Company shall, directly or indirectly, consolidate with or merge with and into any other Person and the Company shall not be the continuing or surviving corporation in such consolidation or merger,
(2) any Person shall, directly or indirectly, consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation in such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any Person or cash or any other property, or (3) the Company and/or any one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer, in one or more transactions (other than transactions in the ordinary course of business), assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly-owned Subsidiaries (such Persons, together with the Persons described in clauses (1) and (2) above shall be collectively referred to in this Section as the "Surviving Person"), then, and in each such case, proper provision shall be made so that:

            (i) except as provided in Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, in lieu of the securities or other property otherwise purchasable upon such exercise, such number of validly authorized and issued, fully paid and nonassessable Common Shares of the Surviving Person (and if such Surviving Person has more than one class or series of Common Shares, such number of validly authorized and issued, fully paid and nonassessable Common Shares of each series or class) as shall be equal to a fraction, the numerator of which is:

                  (A) if a Section 11(a)(ii) Event has not occurred prior to such Section 13(a) Event, the product of the then current Exercise Price multiplied by the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to the first Section 13(a) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 13(a) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 13(a) Event), or

                  (B) if a Section 11(a)(ii) Event has occurred prior to such
            Section 13(a) Event, the product of the Exercise Price in effect immediately prior to such Section 11(a)(ii) Event multiplied by the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to such

            Section 11(a)(ii) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event), and the denominator of which is 50% of the Current Market Price per Common Share of the Surviving Person on the date of consummation of such Section 13(a) Event;

            (ii) the Surviving Person shall thereafter be liable for and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

            (iii) the term "Company" shall thereafter be deemed to refer to the Surviving Person; and

            (iv) the Surviving Person shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable to its Common Shares thereafter deliverable upon the exercise of Rights.

            (b) Notwithstanding the foregoing, if the Section 13(a) Event is the sale or transfer in one or more transactions of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), but less than 100% thereof, then each Person acquiring all or a portion thereof shall assume the obligations of the Company as to a fraction of each of the Rights equal to the fraction of the assets of the Company and its Subsidiaries (taken as a whole) acquired by such Person, and the obligations of the Company as to the remaining fraction of each of the Rights shall continue to be the obligations of the Company.

            (c) The Company shall not consummate a Section 13(a) Event unless prior thereto the Company and the Surviving Person shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Surviving Person shall, upon consummation of such Section 13(a) Event, assume this Agreement in accordance with Section 13 hereof, that all rights of first refusal or preemptive rights in respect of the issuance of Common Shares of such Surviving Person upon exercise of outstanding Rights have been waived and that such Section 13(a) Event shall not result in a default by such Surviving Person under this Agreement, and further providing that, as soon as practicable after the date of consummation of such Section 13(a) Event, such Surviving Person shall:

            (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, use its best efforts to cause such registration statement to remain effective until the Rights Expiration Date (with a prospectus at all times meeting the requirements of the Securities Act), and similarly comply with all applicable state securities laws;

            (ii) use its best efforts to list (or continue the listing of) the Rights and the Common Shares of the Surviving Person purchasable upon exercise of the Rights on a national securities exchange, or use its best efforts to cause the Rights and such Common Shares to meet the eligibility requirements for quotation on Nasdaq; and

            (iii) deliver to holders of the Rights historical financial statements for such Surviving Person that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

            (d) In the event that at any time after the occurrence of a Section 11(a)(ii) Event some or all of the Rights shall not have been exercised pursuant to Section 11 hereof prior to the date of a Section 13(a) Event, such Rights shall thereafter be exercisable only in the manner described in Section 13(a) hereof. In the event that a Section 11(a)(ii) Event occurs on or after the date of a Section 13(a) Event, Rights shall not be exercisable pursuant to Section 11 hereof but shall instead be exercisable pursuant to, and only pursuant to, this
Section 13.

            (e) The provisions of this Section 13 shall apply to each successive merger, consolidation, sale or other transfer constituting a Section 13(a) Event.

      SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

            (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that represent fractional Rights. If the Company shall determine not to issue such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with respect to which such fractional Rights would otherwise be issuable, at the time such fractional Rights would otherwise have been issued as provided herein, an amount in cash equal to the same fraction of the Current Market Price of a whole Right on the Business Day immediately prior to the date upon which such fractional Rights would otherwise have been issuable.

            (b) The Company shall not be required to issue fractions of Common Shares or Preferred Shares upon exercise of Rights (other than fractions that are integral multiples of one one-hundredth of a Preferred Share), or to distribute certificates that represent fractional Common Shares or Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be represented by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that any such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of Preferred Shares. If the Company shall determine not to issue fractional Common Shares or Preferred Shares (or depositary receipts in lieu of Preferred Shares), the Company shall promptly notify the Rights Agent in writing thereof and shall pay to the registered holders of Right Certificates to whom such fractional Common Shares or Preferred Shares would otherwise be issuable, at the time such Rights are exercised as provided herein, an amount in cash equal to the same fraction of the Current Market Price of a whole Common Share or Preferred Share, as the case may be. For purposes of this Section 14(b), the Current Market

Price of a whole Common Share or Preferred Share shall be the Closing Price per share for the Trading Day immediately prior to the date of such exercise.

            (c) The holder of a Right, by the acceptance of such Right, expressly waives such holder's right to receive any fractional Rights or any fractional Common Shares or Preferred Shares upon exercise of such Right, except as permitted by this Section 14.

            (d) The Rights Agent shall have no duty or obligation with respect to this Section 14 unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Section.

      SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Right Certificates and certificates for Common Shares representing Rights, and any registered holder of any Right Certificate or of such certificate for Common Shares, without the consent of the Rights Agent or of the holder of any other Right Certificate or any other certificate for Common Shares may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights represented by such Right Certificate or by such certificate for Common Shares in the manner provided in such Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance, and injunctive relief against actual or threatened violations, of the obligations of any Person under this Agreement.

      SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights shall be represented by certificates for Common Shares registered in the name of the holders of such Common Shares (which certificates for Common Shares shall also constitute Right Certificates), and each such Right shall be transferable only in connection with the transfer of such Common Shares;

            (b) after the Distribution Date, the Right Certificates shall only be transferable on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer (with all required certifications completed) and such further documentation as the Rights Agent may require; and

            (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate is registered as the absolute owner thereof and of the Rights represented thereby for all purposes whatsoever (notwithstanding any notations of ownership or writing on the Right Certificate by anyone other than the Company or the Rights Agent), and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

            (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use commercially reasonable efforts to have any such order, decree, judgment or ruling lifted, rescinded or otherwise overturned as soon as possible.

      SECTION 17. RIGHT HOLDER AND RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right or Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right or Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, in each case until such Right or the Rights represented by such Right Certificate shall have been exercised in accordance with the provisions hereof.

      SECTION 18. CONCERNING THE RIGHTS AGENT.

            (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, its fees and disbursements of counsel and other disbursements incurred in the preparation, delivery, acceptance, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless against, any loss, liability, damage, judgment, ruling (interlocutory or final), fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (as finally determined by a court of competent jurisdiction or arbitrational tribunal if any such matter is submitted to binding arbitration), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including, without limitation, the costs and expenses of defending against any claim of liability. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

            (b) The Rights Agent shall be authorized to conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice or opinion of its counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have any duty or notice unless and until the Company has provided the Rights Agent with actual written notice to the extent required hereunder.

            (c) Notwithstanding anything to the contrary in this Agreement, in no event shall the Rights Agent be liable for special, punitive, indirect incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage and regardless of the form of the action. Any liability of the Rights Agent under this Agreement shall be limited to the amount of fees paid by the Company to the Rights Agents.

      SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

            (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If any of the Right Certificates shall have been countersigned but not delivered at the time such successor Rights Agent succeeds to the agency created by this Agreement, such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force and effect provided in such Right Certificate and in this Agreement.

            (b) If at any time the name of the Rights Agent shall be changed, and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force and effect provided in such Right Certificate and in this Agreement.

      SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions (and no implied duties or obligations shall be read into this Agreement), by all of which terms and conditions the Company and the holders of Right Certificates, by their acceptance of the Rights, shall be bound:

            (a) Before the Rights Agent acts or refrains from acting, it may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent (unless other evidence in respect thereof is specifically prescribed herein); and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate (unless other evidence in respect thereof is specifically prescribed herein).

            (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction or arbitrational tribunal if any such matter is submitted to binding arbitration).

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof), or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            (e) The Rights Agent shall not have any liability for, nor be under any responsibility regarding the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery of this Agreement by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall the Rights Agent be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall the Rights Agent have any liability for, nor be responsible for any change in the exercisability of the Rights (including any Rights becoming null and void pursuant to Section 7(d) hereof) or any adjustment in the terms of the Rights provided for in Sections 7, 11, 13 and 23 hereof (including the manner, method or amount thereof), or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights represented by Right Certificates after actual notice that such change or adjustment is required); nor shall the Rights Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate, or as to whether any Preferred Shares or Common Shares or other securities will be validly authorized and issued, fully paid and nonassessable when issued.

            (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept the advice or instructions regarding the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or the Treasurer of the Company, and to seek advice or instructions from such officers in connection with its duties under this Agreement, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in good faith in accordance with such advice or instructions or for any delay in acting while waiting for such advice or instructions. Any application by the Rights Agent for written advice or instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless such officer shall have consented in writing to an earlier date) unless, prior to taking or suffering any such action (or the effective date in the case of an omission), the Rights Agent receives written advice or instructions from the Company in response to such application to the contrary. The Rights Agent may conclusively rely on the most recent advice or instructions given by any such officer.

            (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or take a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction or arbitrational tribunal to which any such action may be submitted for binding arbitration) in the selection and continued employment thereof.

            (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

            (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination under this Agreement (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) unless and until the Rights Agent is specifically notified by the Company of such fact, event or determination in writing.

            (l) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been properly completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided, however, that the Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted in connection with any such Right Certificate surrendered to the Rights Agent for exercise or transfer, absent gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction or arbitrational tribunal to which any such action may be submitted for binding arbitration). The Company agrees to give the Rights Agent prompt written notice of any event or ownership of which the Company is aware that would prohibit the exercise or transfer of the Right Certificates.

      SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' written notice mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, at the expense of the Company to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting as such, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the Company shall become the Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized, in good standing, and doing business under the laws of the United States that is authorized under such laws to conduct stockholder services business or exercise stock transfer powers and is subject to supervision or examination by federal or state authority and that has a combined capital and surplus of at least $50,000,000 at the time of its appointment as Rights Agent or (ii) an Affiliate of such Person described in clause (i) of this sentence that, in the determination of the Board of Directors and its advisors, is capable of performing and fulfilling all of the rights, obligations, responsibilities and duties of a Rights Agent hereunder. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; provided, however, that the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by the predecessor Rights Agent hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose of this Agreement and so that the successor Rights Agent may appropriately act as Rights Agent hereunder. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and shall mail a notice thereof in writing to the registered holders of the Right Certificates; provided, however, that neither the failure to give any notice provided for in this Section 21 nor any defect therein shall affect the legality or validity of the resignation or removal of the predecessor Rights Agent or the appointment of the successor Rights Agent, as the case may be.

      SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates in such form as may be approved by the Board of Directors in order to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property issuable or purchasable upon exercise of the Rights in accordance with the provisions of this Agreement.

      SECTION 23. REDEMPTION OF RIGHTS.

            (a) Until the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event or (iii) the Rights Expiration Date, the Board of Directors of the Company may, at its option, authorize and direct the redemption of all, but not less than all, of the then outstanding Rights at a redemption price of $.005 per Right, as such redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"), and the Company shall so redeem the Rights.

            (b) Immediately upon the action of the Board of Directors of the Company authorizing and directing the redemption of the Rights pursuant to clause (a) of this Section 23, or at such time and date thereafter as the Board of Directors may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive the Redemption Price. Within ten Business Days after the date of such action, the Company shall promptly notify the Rights Agent in writing of such redemption and shall give notice of such redemption to the holders of Rights by mailing written notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner provided herein shall be deemed given, whether or not the holder receives such notice; provided, however, that neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such redemption. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in Section 24 hereof or in this Section 23, or in connection with the purchase of Common Shares prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event.

            (c) The Company may, at its option, pay the Redemption Price in cash, Common Shares, Preferred Shares, other equity securities of the Company, debt securities of the Company, other property or any combination of the foregoing, in each case having an aggregate Current Market Price on the Redemption Date equal to the Redemption Price.

      SECTION 24. EXCHANGE OF RIGHTS.

            (a) At any time during the period of 180 days after a Section 11(a)(ii) Event, the Board of Directors of the Company may, at its option, authorize and direct the exchange of all, but not less than all, of the then outstanding Rights for Common Shares, one one-hundredths of Preferred Shares, debt securities of the Company, other property, or any combination of the foregoing, in each case having an aggregate Current Market Price equal to the result obtained by (i) multiplying the Current Market Price per Common Share on the record date for such exchange by the number of Common Shares for which a Right is exercisable on such record date and (ii) subtracting from such product the Exercise Price on such Record Date (the "Exchange Ratio"), and the Company shall so exchange the Rights.

            (b) Immediately upon the action of the Board of Directors of the Company authorizing and directing the exchange of the Rights pursuant to subsection (a) of this Section 24, or at such time and date thereafter as it may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the securities described in Section 24(a) in accordance with the Exchange Ratio. Within ten Business Days after the date of such action, the Company shall promptly notify the Rights Agent in writing of such exchange and give notice of such exchange to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner provided herein shall be deemed given, whether or not the holder receives such notice; provided, however, that neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such exchange. Each such notice of exchange shall state the method by which the Rights will be exchanged.

            (c) Notwithstanding the foregoing, in the event that the aggregate number of Common Shares that are authorized by the Company's Certificate of Incorporation, as amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise or exchange of the Rights is less than the aggregate number of Common Shares issuable upon the exchange of the Rights in accordance with this Section 24 (the excess of such number of authorized Common Shares over and above such number of issuable Common Shares being hereinafter referred to as the "Unavailable Exchange Shares"), then the Company shall substitute for the pro rata portion of the Unavailable Exchange Shares that would otherwise be issuable upon the exchange of the Rights in accordance with this Section 24 (i) cash, (ii) other equity securities of the Company (including, without limitation, Common Share Equivalents), (iii) debt securities of the Company, (iv) other property or (v) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Unavailable Exchange Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 24, such action shall apply uniformly to all outstanding Rights.

      SECTION 25. NOTICE OF CERTAIN EVENTS.

            (a) In the event that the Company shall propose (i) to declare or pay any dividend on or make any distribution with respect to its Common Shares or Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares or Preferred Shares options, rights or warrants to subscribe for or to purchase any additional shares thereof or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares or Preferred Shares (other than a reclassification involving only the subdivision of outstanding shares), (iv) to effect any consolidation or merger with or into any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) in one or more transactions to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then and in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action that shall specify the record date for the purpose of such dividend or distribution, or the date upon which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of record of the Common Shares or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares or Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or Preferred Shares; provided, however, that neither the failure to give the notice required by this Section 25 nor any defect therein shall affect the legality or validity of the action taken by the Company or the vote upon any such action.

            (b) Upon the occurrence of each Section 11(a)(ii) Event and each
Section 13(a) Event, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with
Section 26 hereof, a notice of the occurrence of such event, specifying the event and the consequences of the event to holders of Rights under Sections 11 and 13 hereof.

      SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

      Compex Technologies, Inc.
      1811 Old Highway 8
      New Brighton, MN  55112

      Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made to or on the Rights Agent (i) by the Company shall be sufficiently given or made if sent, postage prepaid, by registered or certified mail, addressed to the office of the Rights Agent designated for such purpose as set forth below (until another address is filed in writing with the Company) or (ii) by the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to the designated office of the Rights Agent as set forth below (until another address is filed in writing with the Company), and shall be deemed given upon actual receipt. The Company hereby agrees that it shall encourage the holders of the Right Certificates, in any and all writings to such holders regarding the Rights or this Agreement, to give or make any notice or demand authorized by this Agreement by registered or certified mail, addressed to the designated office of the Rights Agent as follows (until another address is filed in writing with the Company):

      Registrar and Transfer Company
      10 Commerce Drive
      Cranford, NJ  07016-3572

      Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

      SECTION 27. SUPPLEMENTS AND AMENDMENTS.

            (a) The Board of Directors of the Company may from time to time supplement or amend any provision of this Agreement in any manner without the approval of any holders of Rights, whether or not such supplement or amendment is adverse to any holder of Rights, and further may direct the Rights Agent to so supplement or amend such provision, and the Rights Agent shall so supplement or amend such provision; provided, however, that from and after the earliest of
(i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first
Section 13(a) Event, (iii) the Redemption Date or (iv) the Expiration Date, this Agreement shall not be supplemented or amended in any manner that would materially and adversely affect the Rights Agent or any holder of outstanding Rights other than an Acquiring Person or a Surviving Person.

            (b) From and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the Rights Expiration Date, the Company shall not effect any amendment to the Certificate of Designation for the Preferred Shares that would materially and adversely affect the rights, privileges or preferences of the Preferred Shares without the prior approval of the holders of two-thirds or more of the then outstanding Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights, obligations, liabilities and duties of the Rights Agent under this Agreement in any manner adverse to the Rights Agent will be effective against the Rights Agent without the consent and execution of such supplement or amendment by the Rights Agent.

      SECTION 28. CERTAIN COVENANTS. Subject to Section 27 hereof and the other provisions of this Agreement, from and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Rights Expiration Date, the Company shall not (a) issue or sell, or permit any Subsidiary to issue or sell, to an Acquiring Person or a Surviving Person, or any Affiliate or Associate of an Acquiring Person or a Surviving Person, or any Person holding Voting Shares of the Company that are Beneficially Owned by an Acquiring Person or a Surviving Person, (i) any rights, options, warrants or convertible securities on terms similar to, or that materially adversely affect the value of, the Rights or (ii) Preferred Shares, Common Shares or shares of any other class of capital stock, if such sale is intended to or would materially adversely affect the value of the Rights, or (b) take any other action that is intended to or would materially adversely affect the value of the Rights.

      SECTION 29. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

      SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (other than those representing Rights that have become null and void) and the certificates for Common Shares representing Rights (other than those Rights that have become null and void) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and such registered holders of Right Certificates and certificates for Common Shares representing Rights.

      SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      SECTION 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such state.

      SECTION 33. COUNTERPARTS. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

      SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      SECTION 35. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Company

(subject to any express limitations of or conditions to such power, authority and rights set forth in this Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors in good faith and pursuant to or permitted by the terms and provisions of this Agreement shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other applicable Persons. The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      COMPEX TECHNOLOGIES, INC.


                                      By: /s/ Dan Gladney
                                          -------------------------------------
                                          Name: Dan Gladney
                                          Title: CEO and President


                                      REGISTRAR AND TRANSFER COMPANY, as Rights
                                      Agent

                                      By: /s/ William P. Tatler
                                          -------------------------------------
                                          Name: William P. Tatler
                                          Title: Vice President

                                                                       EXHIBIT A

NOT EXERCISABLE AFTER _________________ OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.005 PER RIGHT (SUBJECT TO ADJUSTMENT) AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY A PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND SUBSEQUENT HOLDERS OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                RIGHT CERTIFICATE

                            COMPEX TECHNOLOGIES, INC.

      This certifies that __________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 17, 2003 (the "Rights Agreement"), between Compex Technologies, Inc., a Minnesota corporation (the "Company"), and Registrar and Transfer Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Minneapolis time, on ________________________ at the office or offices of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Preferred Stock, no par value per share (the "Preferred Shares"), of the Company, at a purchase price of $__________ (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of __________, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office or offices of the Rights Agent and will be mailed without charge by the Company or the Rights Agent to the holder of this certificate promptly following receipt by the Company or the Rights Agent of a written request therefor.

      From and after the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) (as such terms are defined in the Rights Agreement) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.

      This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this certificate (i) may, but are not required to, be redeemed by the Company at a redemption price of $.005 per Right, subject to adjustment as provided in the Rights Agreement, and (ii) may, but are not required to, be exchanged by the Company in whole or in part for Common Shares.

      No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by scrip or depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the manual or facsimile signature of the proper officer of the Company.

Dated:
      -------------------------------

                                            COMPEX TECHNOLOGIES, INC.


                                            By
                                               --------------------------------
                                               Its
                                                   ----------------------------

Countersigned for purposes
of authentication only:

REGISTRAR AND TRANSFER COMPANY


By
   ----------------------------------
   Authorized Signature

      Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

      FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto _____________________ (print name of transferee) ________________________
(print address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Please insert social security
number, taxpayer identification
number or other identifying number:
                                    -------------------------------------------
Dated:
      -----------------------

                                          -------------------------------------
                                          Signature

Signature Guaranteed:
                     ----------------------------------------------------------

      The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                   CERTIFICATE

      The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

      (1)   this Right Certificate

            [     ]  is
                     or
            [     ]  is not

being transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

      (2)   the undersigned

            [     ]  did
                     or
            [     ]  did not

acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

                                            -----------------------------------
                                            Signature


                                     NOTICE

      The signature(s) on the foregoing Assignment and Certificate must correspond to the name(s) as written upon the face of this Right Certificate in every particular, with out alteration or enlargement or any change whatsoever.

      In the event the certification set forth above in the foregoing Assignment, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment will not be honored.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)


To: COMPEX TECHNOLOGIES, INC.

      The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
number, taxpayer identification
number or other identifying number:
                                    -------------------------------------------

-------------------------------------------------------------------------------
                         (Please print name and address)

-------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
                                                     ---------------------------

Please insert social security
number, taxpayer identification
number or other identifying number:
                                    -------------------------------------------

-------------------------------------------------------------------------------
                         (Please print name and address)

-------------------------------------------------------------------------------

Dated:
       ----------------------

                                          -------------------------------------
                                          Signature

Signature Guaranteed:
                     ----------------------------------------------------------

      The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                   CERTIFICATE

      The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

      (1)   this Right Certificate

            [     ]  is
                     or
            [     ]  is not

being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

      (2)   the undersigned

            [     ]  did
                     or
            [     ]  did not

acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

                                            ------------------------------------
                                            Signature

                                     NOTICE

      The signature(s) on the foregoing Election to Purchase and Certificate must correspond to the name(s) as written upon the face of this Right Certificate in every particular, with out alteration or enlargement or any change whatsoever.

      In the event the certification set forth above in the foregoing Election to Purchase is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Election to Purchase will not be honored.